Delaware The First State Page 1 5862513 8100 Authentication: 205064062 SR# 20244398302 Date: 12-07-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “INNOVAGE HOLDING CORP.”, FILED IN THIS OFFICE ON THE FIFTH DAY OF DECEMBER, A.D. 2024, AT 12:06 O`CLOCK P.M. Exhibit 3.2